Exhibit 99.1

Healthy Choice Wellness Corp. Announces 1-for-35 Reverse Stock Split

HOLLYWOOD, FL, August 27, 2026 -- Healthy Choice Wellness Corp. (NYSE American: HCWC) (the “Company”), a holding company focused on the natural and organic grocery sector, today announced that its Board of Directors (the “Board”) has approved a one-for-thirty-five (1:35) reverse stock split (the “Reverse Stock Split”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), that is expected to become effective on August 28, 2026 at 11:59 p.m., Eastern Time (the “Effective Time”). The Common Stock will continue to trade on the NYSE American under the symbol “HCWC” and is expected to begin trading on a split-adjusted basis upon market open on Monday, August 31, 2026. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 42227T303.

The Reverse Stock Split was approved by the Company’s stockholders at a special meeting of stockholders held on August 27, 2026, where stockholders approved, among other things, an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) authorizing the Board, in its discretion, to effect a reverse stock split of the Common Stock at a ratio of up to and including 1-for-100. The Board subsequently approved the Reverse Stock Split, and the filing of the related charter amendment, at a ratio of 1-for-thirty-five, effective as of the Effective Time. The Reverse Stock Split is being effected in connection with the Company’s previously announced proposed merger (the “Merger”) with Host Digital Infrastructure LLC (“Host Digital”). Under the NYSE American Company Guide, a listed company that engages in a reverse merger is eligible for continued listing only if the post-transaction combined entity satisfies the NYSE American’s standards for initial listing, including a minimum share price requirement of $4.00. The Reverse Stock Split is intended to help the combined company satisfy that minimum share price requirement in connection with the closing of the Merger, which is expected to occur in this third quarter.

At the Effective Time, every thirty-five (35) shares of the Company’s issued and outstanding Common Stock will be automatically converted into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split will instead have that fractional interest rounded up to the next whole share of Common Stock, after aggregating all fractional shares issuable to such stockholder. No stockholders will receive cash in lieu of fractional shares. The Reverse Stock Split itself will reduce the number of shares of Common Stock issued and outstanding but will not change the number of authorized shares of Common Stock or the par value per share of the Common Stock. The Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage interest in the Company, except to the extent that the Reverse Stock Split results in any stockholder owning a fractional share that is rounded up in connection therewith.

Separately, the Company’s stockholders also approved an amendment to the Charter increasing the total number of authorized shares of Common Stock to 2,000,000,000, which will be effected as part of the same charter amendment being filed on August 27, 2026 in connection with the Reverse Stock Split.

Information for HCWC Stockholders

The Company’s transfer agent, Equity Stock Transfer LLC, will provide information to stockholders regarding their stock ownership following the Reverse Stock Split. Stockholders holding their shares in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned. Beneficial holders are encouraged to contact their bank, broker or other nominee with any procedural questions.

Additional information about the Reverse Stock Split and the related charter amendment can be found in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 6, 2026. This document is publicly accessible on the SEC’s website at www.sec.gov.

About Healthy Choice Wellness Corp.

Healthy Choice Wellness Corp. is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives. Through its wholly owned subsidiaries, the Company operates Ada’s Natural Market, Paradise Health & Nutrition, Mother Earth’s Storehouse, Greens Natural Foods, Ellwood Thompson’s, and GreenAcres Market — a portfolio of 19 natural and organic grocery locations across six states.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the SEC or otherwise. Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Forward-looking statements may include, but are not limited to, (i) the impact of the Reverse Stock Split on the trading market for the Company’s Common Stock, including the trading price, liquidity, trading volume, volatility and marketability of the Common Stock after the Reverse Stock Split; (ii) public perception of the Reverse Stock Split and the potential impacts on the trading market or price of the Common Stock in light of the history of reverse stock splits for other companies; (iii) the likelihood that the Reverse Stock Split will result in any permanent increase in the trading price per share of Common Stock; (iv) whether or not the Reverse Stock Split will allow the Company to maintain compliance with NYSE American listing requirements; and (v) statements related to the expected outcome regarding the proposed merger with Host Digital. In addition, when used in this press release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions are intended to identify forward looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the risks and uncertainties detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026, and as may be detailed from time to time in the Company’s other filings with the SEC.

Contact Information

Healthy Choice Wellness Corp.

3800 North 28th Way, Hollywood, FL 33020

305-600-5004

Email: ir@hcwc1.com